Exhibit 10.01

                              DEVELOPMENT AGREEMENT

This Agreement ("Agreement") entered into as of April 1, 2003 (the "Effective Date") between Airos Group, Inc., an Ontario corporation, with offices at 151 Robinson St., Oakville, Ontario (the "Contractor") and Smart Chip Technologies., a Florida corporation (the "Company"), with its corporate office at 330 E. Warm Springs Rd., Las Vegas, NV 89119 and a Development Center, which will be its principal place of business for this Agreement, at 740 East 3900 South, Salt Lake City, Utah 84107.

         WHEREAS, the Company is in the business of developing and commercially exploiting smart card, terminal, PC, and server-based based loyalty systems (the "Project"), and Contractor represents that it has extensive experience in POS terminal application development, Smart Card development, PC development, as well as large-scale server-based systems, including development and processing using Relational Databases and Application Servers deploying J2EE Enterprise Java Beans, technical project management, quality assurance management and system integration applicable to the Project (the "Services"); and

         WHEREAS, the Company desires to retain the services of the Contractor to provide the Services (as hereinafter set forth) and the Contractor desires to render the Services, upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and covenants contained herein, the Contractor and the Company hereby agree as follows:


1. Services

         1.1 Appointment; Responsibilities - The Company hereby engages the Contractor to perform the Services commencing as of the Effective Date, in accordance with the terms and conditions herein.

         (a) Term - This Agreement shall be for a term of two years (the "Term") and shall be terminable on the terms and subject to the conditions set forth in this Agreement, and shall be extendable by mutual agreement, for an additional two (2) one year Terms.

         (b) Reporting - The Contractor shall report to and operate under the direction of the Company representative David Simon or his designee (hereafter "SCTN Tech").

         1.2 Services - Contractor shall render Services to the Project as set forth in Schedule I, attached hereto, and as may be additionally required by Company from time to time during the term of this Agreement. The terms for provision of additional services shall be mutually agreed upon and Schedule I shall be amended accordingly.

         (a) Initial Development - See Schedule I. Contractor is solely responsible for the means, manner, and method of Contractor's work, subject to the general objectives and requirements, and specific direction, of SCTN's technical specifications and the SCTN Tech, and the Procedures described below.

         (b) Multiple Releases - Contractor agrees to plan and develop the Project in Multiple Releases, as directed by the Company's Marketing Management and as mutually agreed by Contractor and SCTN Tech.

         (c) First Right of Refusal - Contractor will be given the First Right of Refusal for implementation, integration and customization services that Company is to provide to clients, as mutually agreed by Contractor and SCTN Tech.

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         (d)      Implementation services - Contractor will provide
                  Implementation Services of the Product in a manner, method and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (e) Network Services - Contractor will provide Network Services and Support of the Product in a manner, method and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (f) Maintenance - Contractor will provide Maintenance of the Product in a manner, method and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (g) Customer Support - Contractor will provide Customer Support of the Product in a manner, method and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (h) Technical Support - Contractor will provide Technical Support of the Product in a manner, method and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.


         1.3 Procedures - Contractor shall render Services to the Project in accordance with the following procedures:

         (a) Location of work to be performed - Contractor shall render services primarily at Contractor's offices or any other place of Contractor's choosing. However, upon request, Contractor shall provide the services at such other place or places as reasonably requested by Company as appropriate for the performance of particular services.

         (b) Contractor's schedule - Contractor's schedule and hours worked under this Agreement shall generally be subject to Contractor's discretion. Company relies upon Contractor's discretion to determine a sufficient time as is reasonably necessary to fulfill this Agreement.

         (c) Equipment, software, supplies - Unless otherwise agreed by Company in advance, Contractor shall be solely responsible for procuring, paying for, and maintaining any and all equipment, software, paper, tools or other supplies necessary or appropriate for the performance of Contractor's services hereunder. Existing DB and System Software to be turned over to Contractor by Company, additional software required as part of Product to be supplied by Company or arranged by mutual agreement.

         (d) Progress Reports - Progress reports will be provided by Contractor to the Company in a manner, format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (e) Problem Tracking - Problem Tracking will be provided by Contractor to the Company in a manner, format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

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         (f)      Version Control and Release Control - Version Control and
                  Release Control methodologies will be used by Contractor that are adequate to control multiple concurrent development threads of the Project and multiple releases of the Product, and that are acceptable to the Company. Contractor will furnish Company reports and listings, as requested, in a manner, format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (g) Verification - The accuracy and quality of the program code produced will be verified by the development and execution of test plans, and acceptance of results, including System Testing, Integration Testing, Quality Assurance Testing, Performance Testing, and Stress Testing. Plans, reports and results will be provided by Contractor to the Company in a manner, format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (h) Documentation - Contractor shall be responsible for creation and delivery of electronic copies of all appropriate documentation, including Project Plans, Program, System, Testing, Release, Operations, and User Documentation in a manner, format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (i) Copies of Code - Contractor shall be responsible for creation and delivery of electronic copies of all Program Code (Source and Executable) of the System, Programs, Libraries, Testing, Utilities, Release Control, Databases, and any Operational Entities on a weekly basis or as agreed by SCTN Tech, in a format and frequency consistent with standard industry practices, as mutually agreed by Contractor and SCTN Tech.

         (j) Turnover upon Termination - Upon Termination of this Agreement by either Party for any reason except failure by Company to pay Fees as agreed herein, Contractor agrees to submit to Company the latest version of all Code and Documentation, as described above, and to use Contractor's best efforts to work with SCTN Tech to effect a complete and undisrupted transition of the Project.


2. Compensation

         2.1 General - The Company shall compensate the Contractor for all services under this Agreement, as set forth below.

         2.2 Fees & Personnel - Commencing from the Effective Date, Contractor shall be compensated for Services rendered at a rate of eighty dollars (US $80) per hour for each person engaged on behalf of Contractor in the Project (the "Fee") until the total Fees billed exceed five hundred thousand dollars (US $500,000), at which time the rate for all services will be reduced to sixty five dollars (US $65) per hour. The Fee, which will include all billable hours plus pre-approved travel expenses, will be payable per the conditions listed below. Contractor will use his best efforts to avoid changing the Project personnel once they have begun work on the Project, unless it is absolutely necessary. Contractor shall be responsible for the payment of all taxes including without limitation, all Canadian and provincial, income, unemployment, social security and medicare taxes. Conditions of payment:

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         (a)      Payment of Fees - Company will pay Contractor's Fees on a
                  deferred basis until the first Release of the Product to a paying client (when revenues begin to be received by Company), then Company will begin repayment from Product Revenues as stated below. As soon as Company receives adequate revenues, Company will begin paying Contractor's Fees within 30 days of receipt of invoice, without the "Deferral Bonus." "Adequate revenues" as used herein, is defined to mean product revenues received by Company, less the 10% for payback of Deferral Bonus, in an amount sufficient, in the opinion of Company Management, to pay Company's base costs plus the then current Contractor's Fees, or a portion thereof.

         (b) Payment from Revenues - Company will repay Deferred Fees at the rate of 10% of Product revenues received by Company, plus the "Deferral Bonus" described below, until all deferred Fees have been repaid. This is anticipated by Company and Contractor to occur beginning in Month 9 of the Term. Company may, at its option, repay all or some of the Deferred Fees at any time from other sources of funds or revenue, in addition to the Product revenue repayment schedule.

         (c) Deferral Bonus - Contractor will be paid a Deferral Bonus of six percent (6%) per month in Company stock, restricted by SEC Rule 144, for all Fees deferred until Product Revenues begin, up to a maximum total aggregate Deferral Bonus of two million dollars (US $2,000,000) worth of stock issued. The stock price used to calculate the number of shares due will be equal to the closing stock price on the last business day of each month for which the Deferred Fees are invoiced.

         (d) Inclusion of prior balance due - The balance currently due to Contractor from Company (US $31,789) will be considered Deferred Fees due, to be repaid from revenues. The Deferral Bonus will be calculated as part of paragraph (c) above, and the 96,378 more shares and 200,000 more options due under the previous contract will be issued immediately.

         (e) Contractor will be provided options on the Company stock at the rate of 100,000 shares each month, beginning on April 30, 2003, and continuing as long as there is an outstanding balance of Deferred Fees, at a strike price equal to 150% of the closing stock price on the last business day of the month. The options will be issued monthly and are exercisable within three years of issuance.

         (f) First right of refusal - Contractor will be given first right of refusal for implementation, integration and customization services for Company's clients. Company will charge a profit margin (% TBD) on Contractor's resources. Company and Contractor estimate the first such client services will begin in Month 5 of the Term, and will cover a four month period, second client in Month 9.

         (g) Withholding - Company shall not be responsible for withholding income or other taxes from the payments made to Contractor. Contractor shall be solely responsible for filing all returns and paying any income, social security, or other tax levied upon or determined with respect to the payments made to Contractor pursuant to this Agreement.


3. Termination

         3.1 Termination - With effect from the Effective Date, this Agreement shall end on the earlier of: (i) the end of the Term or renewal Term or (ii) upon termination for Cause (as defined herein);

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         3.2 Cause - For the purpose of this Section 3, "Cause" shall exist if;

         (a) Contractor (i) substantially fails to perform Contractor's areas of responsibility set forth herein, (ii) engages in conduct which, in the sole discretion of the Company, is unethical, illegal or which otherwise brings adverse notoriety to Company or has an adverse effect on the name or public image of the Company, (iii) fails to comply with the instructions of Company in a manner detrimental to the Company, provided that with respect to clauses (i) and (iii), if Contractor has cured any such condition (that is reasonably susceptible to cure) within 15 days following delivery of the advance notice (as defined herein) then "cause" shall be deemed not to exist. For purposes of this Section 3, "advance notice" shall constitute a written notice delivered to Contractor that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

         (b) The Company fails to pay the Fee for a period of more than 90 days from the date which is defined above, or (ii) the Contractor is asked to engage in conduct which is unethical or illegal.

         3.3 Termination Compensation - Upon termination for Cause by the Company or termination without Cause by the Contractor, Contractor shall be entitled to the compensation set forth as the Fee herein, prorated to the effective date of such termination, subject to the Procedures described in
Section 1, above. Upon termination for Cause by Contractor, Contractor shall be entitled to the compensation set forth as the Fee herein, prorated to the effective date of such termination.


4. Development Rights; Confidential Information; Non-competition

         4.1 Development Rights

         Contractor agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed by or with the contribution of Contractor's efforts during the term of his provision of Services to the Company, shall be the sole property of the Company. Upon the Company's request (whenever made), Contractor shall execute and assign to the Company all the rights in the proprietary information.

         Company reserves all rights, including copyrights and all derivative rights, of all works created by Contractor under this Agreement, including but not limited to source code, documentation, executables, architectural drawings, and operating instructions. Contractor hereby prospectively assigns all such works to Company, for the consideration provided in Section 2.

         4.2 Confidentiality

         (a) The term "Information" as used in this section means any and all confidential and proprietary information including but not limited to any and all specifications, formulae, prototypes, software design plans, computer programs, and any and all records, data, methods, techniques, processes and projections, plans, marketing information, materials, financial statements, memoranda, analyses, notes, and other data and information (in whatever form), as well as improvements and know-how related thereto, relating to the Company or its products. Information shall not include information that (a) was already known to or independently developed by Contractor prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (b) shall have appeared in any printed publication or patent or shall have become part of the public knowledge except as a result of breach of this Agreement by the Contractor or similar agreements by other Contractor's or Company's employees (c) shall have been received by the Contractor from another person or entity having no obligation of confidentiality to the Company or (d) is approved in writing by the Company for release by the Contractor.

         (b) Contractor agrees to hold in trust and confidence all Information disclosed to it and further agrees not to exploit or disclose the Information to any other person or entity or use the Information directly or indirectly for any purpose other than for Contractor's work with the Company.

         (c) Contractor agrees to disclose the Information only to persons necessary in connection with Contractor's work with the Company and who have undertaken in writing the same confidentiality obligations set forth herein in favor of the Company. Contractor agrees to assume full responsibility for the confidentiality of the Information disclosed to Contractor and to prevent its unauthorized disclosure, and shall take appropriate measures to ensure that such persons acting on his behalf are bound by a like covenant of secrecy.

         (d) Contractor acknowledges and agrees that the Information furnished hereunder is and shall remain proprietary to the Company. Unless otherwise required by statute or government rule or regulation, all copies of the Information, shall be returned to the Company immediately upon request without retaining copies thereof.


5. Miscellaneous

         5.1 Representation and Warranty - Contractor represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which Contractor is party, and (ii) does not require the consent of any person.

         5.2 Notices - All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon seven (7) days from mailing from any national mail service or upon receipt if by express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

         If to Contractor:
                  Airos Group
                  151 Robinson St.
                  Oakville, Ontario
                  Canada L6J 7N3


         If to Company:
                  Smart Chip Technologies
                  740 E. 3900 South
                  Salt Lake City, Utah 84107


         5.3 Assignment and Succession. This Agreement is personal to Contractor and Contractor shall not assign or delegate his rights or duties to a third party, whether by contract, will or operation of law, without the Company's prior written consent.

         5.4 Headings. The Article, Section, paragraph and subparagraph headings are for convenience of reference only and shall not define or limit the provisions hereof.

         5.5 Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         5.6 Waivers. No omission or delay by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof, or the exercise of any other right, power or privilege.

         5.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.8 Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. No representation, promise or inducement has been made by either party hereto that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not set forth herein. This Agreement may not be amended, except by a written instrument hereafter signed by each of the parties hereto.

         5.9 Interpretation. The parties hereto acknowledge and agree that each party and its or his counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its drafting. Accordingly, (i) the rules of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (ii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party regardless of which party was generally responsible for the preparation of this Agreement.

         5.10 Governing Law. The validity and construction of this agreement shall be governed by the laws of the State of Utah without reference to the choice of law principles thereof and the parties hereto consent to and agree that the courts of the State of Utah, County of Salt Lake, shall be the jurisdiction and forum for the resolution of all disputes related to this agreement or arising there from.

         IN WITNESS WHEREOF, each of the Company and the Contractor has caused this Agreement to be signed by its duly authorized officer as of the day and year first above written.


SMART CHIP TECHNOLOGIES                         AIROS GROUP INC.


By: /s/ David J. Simon                          By: /s/ Miki Radivojsa
-----------------------------------------          -----------------------------
Name:  David J. Simon                              Name:  Miki Radivojsa
Title: Chairman & Chief Product Architect          Title: President

Schedules Omitted